Exhibit 99.1

FOR RELEASE: IMMEDIATE

CPS Technologies Corporation Announces Second Quarter 2024 Financial Results

Performance Impacted by Contract Completion as Company Focuses on New Business Development

Norton, Massachusetts – July 31, 2024 – CPS Technologies Corporation (NASDAQ:CPSH) (“CPS” or the “Company”) today announced financial results for the fiscal second quarter ended June 29, 2024.

Second Quarter Summary

●

Revenue of $5.0 million for the second quarter of 2024 versus $7.4 million in the prior-year period, reflecting lower overall shipments due to the end of the Company’s HybridTech Armor® contract with Kinetic Protection for the US Navy

●	Gross margin of (4.6) percent versus 29.6 percent in the second quarter of 2023, largely reflecting lower manufacturing efficiencies and impact of fixed costs on lower revenue.

●	Operating loss of $1.3 million for the quarter ended June 29, 2024 compared to an operating profit of $0.7 million in the prior-year period

●	The Company’s recent SBIR Phase II award and ongoing product development initiatives in response to customer requirements point to accelerating wins heading into fiscal 2025

“This quarter’s results reflect the previously-announced completion of our HybridTech® Armor contract with Kinetic Protection, as the Navy’s current needs have been fulfilled after many quarters of delivering our state-of-the-art panels to provide ballistic protection for the U.S. Navy’s fleet of aircraft carriers,” said Brian Mackey, President and CEO. “While this near-term headwind has been well known for quite some time, it does not lessen the impact it has had on our overall performance. Despite the current operating environment, our growth path going forward will be augmented by the continued expansion of our product development pipeline.

“Notably, our latest SBIR contract from the U.S. Navy Air Systems Command, valued at over $1 million, will enable us to continue to develop our novel metal matrix composites for thermal energy storage applications. Our MMCs have been shown to provide cutting-edge thermal energy storage, which supports long-range missile strike capability for the Navy. Potential applications include avionics, weapons, and high-pulse power modules. This new program, along with ongoing efforts to address our customer’s pressing technical challenges, with materials such as fiber reinforced aluminum, or “FRA”, and lightweight radiation shielding material, will continue to enhance company value. Our new Phase II contract, the company’s first in many years, clearly underscores not only our unique capabilities but the successful execution of a long-term growth strategy through expanded product development that addresses critical customer requirements.”

Results of Operations

CPS reported revenue of $5.0 million in the second quarter of fiscal 2024 versus $7.4 million in the prior-year period, reflecting the completion of the Company’s HybridTech Armor® contract with Kinetic Protection, the prime contractor for the US Navy. Gross loss was $0.2 million, or (4.6) percent of revenue, versus a gross profit of $2.2 million, or 29.6 percent of revenue, in the fiscal 2023 second quarter, with the negative variance year-over-year due to the impact of fixed costs on lower overall revenue and reduced production efficiencies due to new product launches.

The Company reported an operating loss of $1.3 million in the fiscal 2024 second quarter compared with an operating profit of $0.7 million in the prior-year period. Reported net loss was $1.0 million, or $(0.07) per diluted share, versus net income of $0.6 million, or $0.04 per diluted share, in the quarter ended July 1, 2023.

Conference Call

The Company will be hosting its second quarter 2024 earnings call at 9:00 am tomorrow, August 1, 2024. Those interested in participating in the conference call should dial the following:

Call in Number: 1-844-943-2942

Participant Passcode: 281331

The Company encourages those who wish to participate to call in 10 minutes before the scheduled start time to ensure the operator can connect all participants.

About CPS

CPS is a technology and manufacturing leader in producing high-performance materials solutions for its customers. The company’s products and intellectual property address critical needs in a variety of applications, including electric trains and subway cars, wind turbines, hybrid vehicles, electric vehicles, Navy ships, the smart electric grid, 5G infrastructure and others. CPS hermetic packages can be found in many Aerospace and Satellite applications.  CPS’ armor products provide exceptional ballistic protection and environmental durability at very light weight. CPS is committed to innovation and to supporting our customers in building solutions for the transition to clean energy.

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively, including those relating to 2024 financial results, are forward-looking statements that involve risks and uncertainties. These forward-looking statements are identified by the use of terms and phrases such as "will," "intends," "believes," "expects," "plans," "anticipates" and similar expressions. Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company's expectation. Additional information concerning risk factors is contained from time to time in the company's SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC. Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The company expressly disclaims any obligation to update the information contained in this release.

CPS Technologies Corporation
111 South Worcester Street
Norton, MA 02766

www.cpstechnologysolutions.com

Investor Relations:

Chris Witty

646-438-9385

cwitty@darrowir.com

CPS TECHNOLOGIES CORP.

Statements of Operations and Other Comprehensive Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2024	2023	2024	2023
Revenues:
Product sales	$5,030,313	$7,418,138	$10,942,947	$14,518,405

Total revenues	5,030,313	7,418,138	10,942,947	14,518,405

Cost of product sales	5,260,305	5,221,880	10,266,629	10,077,444

Gross margin	(229,992)	2,196,259	676,318	4,440,961

Selling, general, and administrative expense	1,084,995	1,465,349	2,250,917	3,015,871

Income (loss) from operations	(1,314,987)	730,910	(1,574,599)	1,425,090

Interest income (expense), net	90,851	79,652	170,021	95,242

Net income (loss) before income tax	(1,224,136)	810,562	(1,404,578)	1,520,332
Income tax provision (benefit)	(269,832)	210,058	(307,120)	460,628

Net income (loss)	$(954,304)	$600,503	$(1,097,458)	$1,059,704
Other comprehensive income
Net unrealized gains on available for sale securities	8,701	--	8,701	--
Total other comprehensive income	8,701	--	8,701	--
Total comprehensive income	(945,603)	--	(1,088,757)	--

Net income per basic common share	$(0.07)	$0.04	$(0.08)	$0.07

Weighted average number of basic common shares outstanding	14,519,215	14,493,970	14,519,215	14,473,128

Net income per diluted common share	$(0.07)	$0.04	$(0.08)	$0.07

Weighted average number of diluted common shares outstanding	14,519,215	14,621,929	14,519,215	14,630,765

CPS TECHNOLOGIES CORP.

Balance Sheets (Unaudited)

	June 29,	December 30,
	2024	2023
ASSETS

Current assets:
Cash and cash equivalents	$6,306,244	$8,813,626
Marketable Securities	758,701	--
Accounts receivable-trade, net	4,064,293	4,389,155
Accounts receivable-other	198,348	83,191
Inventories, net	4,121,678	4,581,930
Prepaid expenses and other current assets	366,655	276,349

Total current assets	15,815,919	18,144,251

Property and equipment:
Production equipment	9,940,480	11,271,982
Furniture and office equipment	891,921	952,883
Leasehold improvements	873,730	985,649

Total cost	11,706,131	13,210,514

Accumulated depreciation and amortization	(10,068,557)	(11,936,004)
Construction in progress	496,331	281,629

Net property and equipment	2,133,905	1,556,139

Right-of-use lease asset	261,000	332,000
Deferred taxes, net	1,877,302	1,569,726

Total assets	$20,088,126	$21,602,116

CPS TECHNOLOGIES CORP.

Balance Sheets (Unaudited)

(concluded)

	June 29,	December 30,
	2024	2023
LIABILITIES AND STOCKHOLDERS` EQUITY

Current liabilities:
Note payable, current portion	$31,885	$46,797
Accounts payable	2,587,874	2,535,086
Accrued expenses	671,853	1,075,137
Deferred revenue	65,578	251,755
Lease liability, current portion	160,000	160,000

Total current liabilities	3,517,190	4,068,775

Note payable less current portion	--	8,090
Deferred revenue – long term	31,277	31,277
Long term lease liability	101,000	172,000

Total liabilities	3,649,467	4,280,142

Commitments and contingencies (note 6)

Stockholders` equity:
Common stock, $0.01 par value, authorized 20,000,000 shares; issued 14,601,487 shares; outstanding 14,519,215 shares at each June 29, 2024 and December 30, 2023	146,015	146,015
Additional paid-in capital	40,386,335	40,180,893
Accumulated other comprehensive income	8,701	--
Accumulated deficit	(23,852,254)	(22,754,796)
Less cost of 82,272 common shares repurchased at each June 29, 2024 and December 30, 2023	(250,138)	(250,138)

Total stockholders` equity	16,438,659	17,321,974

Total liabilities and stockholders` equity	$20,088,126	$21,602,116